Item 24 (b)
                                   Exhibit (3)
 Underwriting or Distribution of contracts between the Depositor and Principal
                                  Underwriter


                           MARKETING COORDINATION AND
                        ADMINISTRATIVE SERVICES AGREEMENT


This Agreement entered into this 27 day of July, 2000, between Nationwide Life Insurance Company ("Nationwide"), and Nationwide Investment Services Corporation ("NISC").

Nationwide proposes to develop, issue and administer, and NISC proposes to provide the exclusive national distribution services for certain annuity and life products (the "Products"). The parties hereby agree as follows:

A.       ADMINISTRATION OF PRODUCTS

         1.       Appointment of Product Administration

                  Nationwide is hereby appointed Product Administrator for the Products.

         2.       Duties of Nationwide

                  Nationwide will perform in a proper and timely manner, those functions enumerated in the column marked "Nationwide" in the "Analysis of Administrative Functions," attached hereto as EXHIBIT A, and incorporated herein by reference.

         3.       Duties of NISC

                  NISC will perform in a proper and timely manner, those functions enumerated in the column marked "NISC" in the "Analysis of Administrative Functions," attached hereto as EXHIBIT A, and incorporated herein by reference.

B.       MARKETING COORDINATION AND SALES ADMINISTRATION
         -----------------------------------------------

         1.       Distribution of Products

                  The Products will be distributed through registered representatives of NASD broker-dealer firms, appointed by Nationwide, who shall be duly qualified and licensed as agents (the "Agents"), in accordance with applicable state insurance authority.

         2. NISC shall be the exclusive National Distributor of the Products.

         3.       Appointment and Termination of Agents

                  Appointment and termination of Agents shall be processed and executed by Nationwide. NISC reserves the right to require Nationwide to consult with it regarding licensing decisions.

         4.       Advertising

                  NISC shall not print, publish or distribute any advertisement, circular or document relating to the Products or relating to Nationwide unless such advertisement, circular or document has been approved in writing by Nationwide. Such approval shall not be unreasonably withheld, and shall be given promptly, normally within five (5) business days. Neither Nationwide nor any of its affiliates shall print, publish or distribute any advertisement, circular or document relating to the Products or relating to NISC unless such advertisement, circular or document has been approved in writing by NISC. Such approval shall not be unreasonably withheld, and shall be given promptly, normally within five (5) business days. However, nothing herein shall prohibit any person from advertising the Products on a generic basis.

         5.       Marketing Conduct

                  The parties will jointly develop standards, practices and procedures respecting the marketing of the Products. Such standards, practices and procedures are intended to help Nationwide meet its obligations as an issuer under the securities laws, to assure compliance with state insurance laws, and to help NISC meet its obligations under the securities laws as National Distributor. These standards, practices and procedures are subject to continuing review and neither Nationwide nor NISC will object unreasonably to changes to such standards, practices and procedures recommended by the other to comply with the intent of this provision.

         6.       Sales Material and Other Documents

                  a. Sales Material

                           1) Nationwide shall develop and prepare all promotional material to be used in the distribution of the Products, in consultation with NISC.

                           2) Nationwide is responsible for the printing and the expense of providing such promotional material.

                           3) Nationwide is responsible for approval of such promotional material by state insurance regulators, where required.

                           4) NISC and Nationwide agree to abide by the Advertising and Sales Promotion Material Guidelines, attached hereto as EXHIBIT B, and incorporated herein by reference.

                  b. Prospectuses

                           1)       Nationwide is responsible for the
                                    preparation and regulatory clearance of any required registration statements and prospectuses for the Products.

                           2) Nationwide is responsible for the printing of Product prospectuses in such quantities as the parties agree are necessary to assure sufficient supplies.

                           3) Nationwide is responsible for supplying Agents with sufficient quantities of Product prospectuses.

                  c.       Contracts, Applications and Related Forms

                           1) Nationwide, in consultation with NISC, is responsible for the design and printing of adequate supplies of Product applications, contracts, related forms, and such service forms as the parties agree are necessary.

                           2) Nationwide is responsible for supplying adequate quantities of all such forms to the Agents.

         7.       Appointment of Agents

                  a. NISC will assist Nationwide in facilitating the appointment of Agents by Nationwide.

                  b. Nationwide will forward all appointment forms and applications to the appropriate states and maintain all contacts with the states.

                  c. Nationwide will maintain appointment files on Agents, and NISC will have access to such files as needed.

         8.       Licensing and Appointment Guide

                  Nationwide shall provide to NISC a Licensing and Appointment Guide (as well periodic updates thereto), setting forth the requirements for licensing and appointment, in such quantities as NISC may reasonably require.

         9.       Other

                  a. Product Training

             Nationwide is responsible for any Product training for the Agents.

                  b.       Field Sales Material

                           1) Nationwide, in consultation with NISC, is responsible for the development, printing and distribution of non-public field sales material to be used by Agents.

                           2) NISC shall have the right to review all field sales materials and to require any modification mandated by regulatory requirements.

                  c. Production Reports

                           Nationwide will deliver to NISC the items listed in Production Reports to be Provided, attached hereto as EXHIBIT C, and incorporated herein by reference.

                  d. Customer Service

                           Each party will notify the other of all material pertinent inquiries and complaints it receives, from whatever source and to whomever directed, and will consult with the other in responding to such inquiries and complaints.

                 e.  Records and Books

                           All books and records maintained by Nationwide in connection with the offer and sale of variable annuity interests funded by a Separate Account are maintained and preserved in conformity with the requirements of Rule 17a-3 and 17a-4 under the 1934 Exchange Act, to the extent such requirements are applicable to the variable annuity operations.

                           All such books and records are maintained and held by Nationwide on behalf of and as agent for NISC, whose property they are and shall remain. Such books and records are at all times subject to inspection by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.




C.       GENERAL PROVISIONS

         1.       Waiver

                  The forbearance or neglect of either party to insist upon strict compliance by the other with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other, shall not be construed as a waiver of any rights or privileges of the forbearing party in the event of a further default or failure of performance.

         2.       Limitations

                  Neither party shall have authority on behalf of the other to: make, alter or discharge any contractual terms of the Products; waive any forfeiture; extend the time of making any contributions to the products; guarantee dividends; alter the forms which either may prescribe; nor substitute other forms in place of those prescribed by the other.

         3.       Binding Effect

                  This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns, provided that neither party shall assign or sub-contract this Agreement or any rights or obligations hereunder without prior written consent of the other.

         4.       Indemnification

                  Each party ("Indemnifying Party") hereby agrees to release, indemnify and hold harmless the other party, its officers, directors, employers, agents, servants, predecessors or successors from any claims or liability arising out of the acts or omissions of the Indemnifying Party not authorized by this Agreement, including the violation of any federal or state law or regulation.

         5.       Notices
                  All notices, requests, demands and other communication under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent postage prepaid by First Class Mail, Registered or Certified mail, by overnight mail, properly addressed as follows:

                  TO NATIONWIDE:
                  Nationwide Life Insurance Company
                  Michael C. Butler, Vice President-Sales
                  Three Nationwide Plaza
                  Columbus, Ohio  43215

                  TO NISC:
                  Nationwide Investment Services Corporation.
                  Barbara Shane, Vice President-Compliance Officer Two Nationwide Plaza
                  Columbus, Ohio 43215

         6.       Amendment

                  This Agreement may not be amended or modified except by a written amendment executed by the parties. Any amendments to this Agreement are subject to prior approval by the Ohio Department of Insurance.

         7.       Governing Law

                  This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

         8.       Arbitration

                  The parties agree that misunderstandings or disputes arising from this Agreement shall be decided by arbitration, conducted upon request of either party before three arbitrators (unless the parties agree on a single arbitrator) designated by the American Arbitration Association, and in accordance with the rules of such Association. The expenses of the arbitration proceedings conducted hereunder shall be borne equally by both parties.

         9.       Confidentiality

                  Any information, documents and materials, whether printed or oral, furnished by either party or its agents or employees to the other shall be held in confidence. No such information shall be given to any third party, other than to such sub-contractors of NISC as may be permitted herein, or under requirements of a lawful authority, without the express written consent of the other party.

D.       TERM OF AGREEMENT

         This Agreement, including the Exhibits attached hereto, shall remain in full force and effect until terminated, and may be amended only by mutual agreement of the parties in writing. Any decision by either party to cease issuance or distribution of any specific Product shall not effect a termination of the Agreement unless such termination is mutually agreed upon, or unless notice is given pursuant to Section
         E.2. hereof.


E.       TERMINATION

         1. Either party may terminate this Agreement for cause at any time, upon written notice to the other, if the other knowingly and willfully: (a) fails to comply with the laws or regulations of any state or governmental agency or body having jurisdiction over the sale of insurance or securities; (b) misappropriates any money or property belonging to the other;
                  (c) subjects the other to any actual or potential liability due to misfeasance, malfeasance, or nonfeasance; (d) commits any fraud upon the other; (e) has an assignment for the benefit of creditors; (f) incurs bankruptcy; or (g) commits a material breach of this Agreement.

         2. Either party may terminate this Agreement, without regard to cause, upon six months prior written notice to the other.

         3. In the event of termination of this Agreement, the following conditions shall apply:
                  a) The parties irrevocably acknowledge the continuing right to use any Product trademark that might then be associated with any Products, but only with respect to all business in force at the time of termination.

                  b) In the event this Agreement is terminated the parties will use their best efforts to preserve in force the business issued pursuant to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.


NATIONWIDE LIFE INSURANCE COMPANY

By:  __________________________
           Michael C. Butler
Title: Vice President - Sales


NATIONWIDE INVESTMENT SERVICES CORPORATION

By:  ________________________
           Barbara Shane
Title: Vice President - Compliance Officer



                                                EXHIBIT A

                                   ANALYSIS OF ADMINISTRATIVE FUNCTIONS

A.       PRODUCT UNDERWRITING/ISSUE


NATIONWIDE                                                         NISC

-        Establishes underwriting criteria for application         -        Consults with regard to new business
processing and rejections.                                         procedures and processing.

- Reviews the completed application. Applies underwriting/issue criteria to application.

- Notifies Agent and/or customer of any error or missing data necessary to underwrite application and establish records for owner of Product ("Contract Owner").

- Prepares policy data page for approved business and mails with policy to Contract Owner.

- Establishes and maintains all records required for each Contract Owner, as applicable.

- Prepares and mails confirmation and other statements to Contract Owners and Agents, as required.

- Prints, provides all forms ancillary to issue of contract/policy forms for Products.

-        Maintains supply of approved specimen
            policy forms and all ancillary forms,
         distributes same to Agents.





B.       BILLING AND COLLECTION


NATIONWIDE

- Receives premium/purchase payments and reconciles amount received with remittance media.

- Updates Contract Owner records to reflect receipt of premium/purchase payment and performs accounting/investment allocation of each payment received.

- Deposits all cash received under the Products in accordance with the terms of the Products.


C.       BANKING

NATIONWIDE

-        Balances, edits, endorses and prepares daily deposit.

-        Places deposits in depository account.

- Prepares daily cash journal summary reports and maintains same for review by NISC.




NATIONWIDE                                                     NISC
-        Maintains   and  makes   available,   as  reasonably  -        Cooperates  in  annual  audit  of  separate
requested,  records used in determining "Net Amount Available  account   financials   conducted   for  purposes  of
for Investment."                                               financial statement certification and publication.

-        Collects  information needed in determining Variable  -        Will clear and settle  Mutual  Fund  trades
Account unit values from the Funds  including daily net asset  on  behalf  of  the  separate   accounts  using  the
value,  capital  gains  or  dividend  distributions,  and the  National Securities Clearing  Corporation  FUND/Serv
number  of  Fund   Shares   acquired   or  sold   during  the  System.
immediately preceding valuation period.

-        Performs daily unit valuation calculation.



E.       CONTRACT OWNER SERVICE/
         RECORD MAINTENANCE

NATIONWIDE                                                  NISC
-        Receives  and   processes   all  Contract   Owner  -        Accommodates   customer  service  function  by
service   requests,   including   but   not   limited   to  providing any supporting  information or  documentation
informational    requests,    beneficiary   changes,   and  which may be in the control of NISC.
transfers  of  Contract  Value among  eligible  investment
options.
-        Maintains  daily  records of all changes  made to
Contract Owner accounts.
-        Researches   and   responds   to   all   Contract
Owner/Agent inquiries.
-        Keeps all required Contract Owner records.
-        Maintains  adequate  number of toll free lines to
service Contract Owner/Agent inquiries.



F.       DISBURSEMENTS
         (SURRENDERS, DEATH
         CLAIMS, LOANS)

NATIONWIDE                                                  NISC
- Receives and processes surrenders, loans, and death claims in accordance with established guidelines.
- Prepares checks for surrenders, loans, and death claims, and forwards to Contract Owner or Beneficiary. Prepares and mails confirmation statement of disbursement to Contract Owner/ Beneficiary with copy to Agent.




G.       COMMISSIONS

NATIONWIDE                                                  NISC
-        Ascertains,  on receipt of applications,  whether  -   Receives   and   performs    record   keeping   for
writing Agent is appropriately licensed.                    investment company payments made under a 12b-1 Plan.
-        Pays  commissions  and other  fees in  accordance
with agreements relating to same.

H.       PROXY PROCESSING

NATIONWIDE                                                  NISC
-        Receives  record  date   information  from  Funds
Receives proxy solicitation materials from Funds.
-        Prepares  Voting   Instruction  cards  and  mails
solicitation, if necessary.
-        Tabulates   and   votes   all  Fund   Shares   in
accordance with SEC requirements.


I.       PERIODIC REPORTS TO CONTRACT OWNERS

NATIONWIDE                                                  NISC
-        Prepares   and   mails   quarterly   and   annual
Statements of Account to Contract Owners.
-        Prepares  and mails all  semi-annual  and  annual
reports of Variable Account(s) to Contract Owners.





J.       REGULATORY/STATEMENT REPORTS

NATIONWIDE                                                       NISC
-        Prepares  and  files   Separate   Account  Annual   -   Prepares   and   files   periodic   FOCUS   Reports
         Statements.                                             with the NASDR and SEC, as applicable.

-        Prepares and mails the appropriate,  required IRS   -   Prepares   and  files   annual   audited   financial
         reports  at the  Contract  Owner  level.  Files         statements with required regulatory agencies.
         same   with required regulatory agencies.

-        Prepares  and files form  N-SAR for the  Separate
          Account.

K.       PREMIUM TAXES

NATIONWIDE                                                         NISC
-        Collects,  pays and accounts for premium taxes as
         appropriate.
-        Prepares  and  maintains  all premium tax records
         by state.
-        Maintains  liabilities in General  Account ledger
         for accrual of premium tax collected.
-        Integrates  all  company  premium  taxes  due and
         performs related accounting.


L.       FINANCIAL AND MANAGEMENT REPORTS

NATIONWIDE                                                      NISC
-        Provides  periodic reports in accordance with the      -    Provides  periodic  reports in accordance with
Schedule of Reports to be prepared  jointly by  Nationwide           the  Schedule  of  Reports  to be  prepared  jointly by
and NISC.  (See EXHIBIT C)                                           Nationwide and NISC.  (See EXHIBIT C)

M.       AGENT LICENSE RECORDKEEPING

NATIONWIDE                                                      NISC
-        Receives,  establishes,  processes, and maintains      -    Maintains     securities     registrations     and
Agent appointment records.                                           assumes supervisory  responsibility for representatives
                                                                     of affiliated sales and marketing companies involved in the wholesale distribution of Nationwide variable contract
                                                                     products.

                                                                 -   Maintains training, supervisory, and other required
                                                                     records for and on behalf of registered representatives of
                                                                     NISC.


                                    EXHIBIT B

               ADVERTISING AND SALES PROMOTION MATERIAL GUIDELINES
                       FOR APPROVAL BY NATIONWIDE AND NISC

In order to assure compliance with state and federal regulatory requirements and to maintain control over the distribution of promotional materials dealing with the Products, Nationwide and NISC require that all variable contract promotional materials be reviewed and approved by both Nationwide and NISC prior to their use. These guidelines are intended to provide appropriate regulatory and distribution controls.

1. Sufficient lead time must be allowed in the submission of all promotional material. Nationwide and NISC shall approve in writing all promotional material. Such approval shall not be unreasonably withheld, and shall be given promptly, normally within five (5) days.

2. All promotional material will be submitted in "draft" form to permit any changes or corrections to be made prior to the printing.

3. Nationwide and NISC will provide each other with details as to each and every use of all promotional material submitted. Approval for one use will not constitute approval for any other use. Different standards of review may apply when the same advertising material is intended for different uses. The following information will be provided for each item of promotional material:

         a.       In what jurisdiction(s) the material will be used.
         b. Whether distribution will be to broker/dealer, entity, participant, etc.
         c. How the material will be used (e.g., brochure, mailing, web site, etc.)
         d.       The projected date of initial use.

4. Each party will advise the other of the date it discontinues the use of any material.

5. Any changes to previously approved promotional material must be resubmitted, following these procedures. When approved material is to be put to a different use, request for approval of the material for the new use must be submitted.

6. Nationwide will assign a form number to each item of advertising and sales promotional material. This number will appear on each piece of advertising and sales promotional material. It will be used to aid in necessary filings, and to maintain appropriate controls.

7.       Nationwide and NISC will provide written approval for all material to be used.
                                          ----------------

8.       Nationwide will be responsible to effect necessary state filings.

9 NISC will coordinate SEC/NASD filings of sales and promotional material.

10. All telephone communication and written correspondence regarding promotional materials should be directed to Office of Product and Market Compliance, Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43215


                                                             EXHIBIT C

                                                 PRODUCTION REPORTS TO BE PROVIDED

Nationwide agrees to provide the following reports to NISC:

1.       Daily Receipt Report:              Indicates which Agents are generating sales

2.       Daily Approval Report:     Indicates which applications have been approved

3.       Daily Activity Summary:    Indicates top firms' sales and  liquidation  by month,  year-to-date  as well as total assets by firm.

4.       Dealer Activity            Indicates top firms' sales and
         Summary by Territory       liquidation by month, year-to-date

5.       Summary of Sales by                Indicates sales by territory/dealer/branch, including
         Territory and Dealer:              non-commissionable amounts and actual commission
                                            payments, as well as chargebacks (Internal use only)

6.       Commission Report:                 Indicates commission paid and chargebacks, matched to
                                            Commission checks.

In addition, Nationwide will provide reports detailing current appointments and other information, as reasonably requested by NISC.